UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2010

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in the attached press release issued by the Bank on December 8, 2010, the Federal Home Loan Bank of Pittsburgh ("Bank") is announcing that John R. Price is retiring from the Bank as President and CEO effective December 31, 2010. Consistent with the terms of his employment with the Bank and a separation and general release agreement with Mr. Price the Bank will: 1) make salary continuation payments of $550,000 (equal to 12 months of Mr. Price’s salary); 2) make employer contributions for continued medical insurance coverage for 12 months; and 3) provide a lump sum payment of $20,000 in lieu of outplacement assistance. Mr. Price will also be eligible to receive a base incentive award payout (of up to 22% of his base salary) under the Bank’s 2010 Temporary Incentive Plan.

Winthrop Watson, currently serving as the Bank’s Chief Operating Officer, will become President and CEO of the Bank on January 1, 2011. In connection with his appointment as President and CEO effective January 1, 2011, Mr. Watson’s compensation will be revised as follows: 1) base annual salary of $625,000; 2) participation in the 2011 Temporary Incentive Plan ("2011 TIP") at the base annual award level of up to 22% of annual salary with eligibility for an additional incentive award opportunity to be established by the Board when it adopts the financial performance goal(s) for the 2011 TIP and subject to non-objection by the Finance Agency; and 3) include amendment of Mr. Watson’s current change in control agreement. The amendment will provide for the following additional payments:

a) if a change in control occurs prior to his vesting under the qualified and nonqualified defined benefit plans then (i) an amount equal to two times six percent of Mr. Watson’s compensation (as defined in the Bank’s supplemental thrift plan) and (ii) a payment equal to the retirement benefit that would have been provided under the qualified and nonqualified defined benefit plans if Mr. Watson had vested; or

b) if a change in control occurs following vesting under the qualified and nonqualified retirement plans, then (i) an amount equal to two times six percent of Mr. Watson’s compensation (as defined in the Bank’s supplemental thrift plan) and (ii) an additional payment in an amount reflecting an additional two years’ of service credit under the Bank’s qualified and nonqualified defined benefit plans.

The remaining terms of the current change in control agreement with Mr. Watson will not change. Mr. Watson’s background, including business experience, compensation and benefits are described in Item 10 - Directors, Executive Officers and Corporate Governance and Item 11 - Executive Compensation of the Bank's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 18, 2010.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of a press release issued on December 8, 2010, regarding the announcement of Mr. Price’s retirement and the appointment of Mr. Watson as President and CEO of the Bank.

The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Bank Press release dated December 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

December 8, 2010	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Bank Press release dated December 8, 2010.